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E. I. du Pont de Nemours and Company
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FOR IMMEDIATE RELEASE Contact:  Dan Turner 302-774-0081 daniel.a.turner@dupont.com DuPont Comments on ISS Report DuPont Urges Shareholders to VOTE “FOR” All 12 DuPont Director Nominees on the WHITE Proxy Card Today WILMINGTON, Del. — April 27, 2015 — DuPont (NYSE: DD) today issued the following statement in response to an April 27, 2015 report issued by Institutional Shareholder Services (ISS) relating to the election of directors to DuPont’s Board of Directors at the Company’s May 13, 2015 Annual Meeting of Shareholders. We strongly believe ISS reached the wrong conclusion in failing to recommend that shareholders vote on the WHITE proxy card FOR all 12 of DuPont’s highly-qualified and experienced director nominees by ignoring the success of our transformative strategy and the value-destructive nature of Trian’s break up agenda, as well as dismissing the fact that the addition of Trian’s nominees would remove critical experience from DuPont’s Board. This demonstrates a fundamental lack of understanding of our business and the needs of a global science company. We are confident that shareholders will do their own analysis and believe they recognize that DuPont has the right strategy and right Board to continue overseeing the successful transformation of DuPont. DuPont’s shareholder returns during the last 1-year, 3-year and 5-year periods were 17%, 78% and 160%, all in excess of our proxy peers and the S&P 500. And during current management’s tenure, DuPont has delivered total shareholder returns of 266% compared to 159% from the S&P 500 and 133% from our proxy peers.(i) We also have delivered a 740 basis point expansion in segment-adjusted operating margins,(ii) while returning approximately $14 billion of capital to our shareholders since 2009. The actions the Board has taken to transform DuPont are producing results, clearly visible in the 19% adjusted operating EPS compounded annual growth rate of our ongoing, post-spin business - which translates into 188% growth in adjusted operating EPS.(iii) Importantly, DuPont’s Board has the right mix of experience and skills required to lead a global science and technology company of DuPont’s scale. Each director is extremely qualified and brings unique experiences that are highly beneficial to DuPont. Unseating directors who bring important skills such as corporate governance experience, science and technology acumen, regulatory and government relations knowledge, emerging market growth experience, global  (i) Total Shareholder Return. Calculated as the appreciation or depreciation of share price, plus any dividends, over a given period, expressed as a percentage of the share’s value at the beginning of the period. Assumes dividends are re-invested at the closing price applicable on the ex-dividend date. Source: Datastream. (ii) Segment adjusted operating margins are calculated using segment pre-tax operating income (GAAP) plus significant items; calculations included certain corporate expenses and excluded adjusted operating earnings of Performance Chemicals and Pharma/Other. Reconciliations of non-GAAP measures to GAAP are included at the end of this document. (iii) Adjusted operating EPS compound annual growth rate and percent growth is calculated from 12/31/08 — 12/31/14 and is defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. As required under U.S. GAAP, EPS from continuing operations excludes Performance Coatings for all periods presented. Reconciliations of non-GAAP measures to GAAP are included at the end of this document. E. I. du Pont de Nemours and Company manufacturing and supply chain knowledge and environmental management experience, would deprive DuPont’s Board of critical skills that are central to DuPont’s purpose and value proposition. Furthermore, Trian has a well-known practice of establishing a ‘shadow management’ team, which would be committed to advancing this agenda, derailing DuPont’s progress on our strategic transformation plan. We urge shareholders to protect the value of your investment and to prevent Trian from pursuing its value-destructive agenda. Please vote FOR all 12 of DuPont’s highly qualified directors on the WHITE proxy card today: Lamberto Andreotti, Edward D. Breen, Robert A. Brown, Alexander M. Cutler, Eleuthère I. du Pont, James L. Gallogly, Marillyn A. Hewson, Lois D. Juliber, Ellen J. Kullman, Ulf M. Schneider, Lee M. Thomas and Patrick J. Ward. Each and Every Vote is Important! Shareholders with questions about how to vote their shares may contact: INNISFREE M&A INCORPORATED Shareholders Call Toll-Free: (877) 750-9501 Banks and Brokers Call Collect: (212) 750-5833 REMEMBER: We urge shareholders to simply discard any “gold” proxy card they may receive from Trian. Submitting a vote on the gold proxy card — even if shareholders “withhold” on Trian’s nominees — will revoke any vote previously submitted on DuPont’s WHITE proxy card. The best way to support the DuPont Board is to vote using ONLY the WHITE proxy card. DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com. USE OF NON-GAAP MEASURES: This letter to shareholders contains certain non-GAAP measurements that management believes are meaningful to investors because they provide insight with respect to operating results of the company and additional metrics for use in comparison to competitors. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Key Financials & Filings. Reconciliations of non-GAAP measures to GAAP are provided below. 2

 RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED) Year Year 2014 2008 RECONCILIATION OF ADJUSTED OPERATING EPS EPS from continuing operations (GAAP) 3.90 2.28 Add: Significant Items 0.01 0.42 Add: Non-Operating Pension & OPEB Costs / (Credits) 0.10 (0.28) Operating EPS (Non-GAAP) 4.01 2.42 Less: Performance Chemicals (a),(b) 0.82 0.59 Less: Pharma (c) 0.02 0.73 Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non-GAAP) 3.17 1.10 (a) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals. (b) Performance Chemicals operating earnings assumes a base income tax rate from continuing operations of 19.2% and 20.4% for 2014 and 2008, respectively. (c) Pharma operating earnings assumes a 35% tax rate. RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED) (dollars in millions) Year Year 2014 2008 SEGMENT SALES Total Segment Sales (a) 35,011 26,499 Less: Performance Chemicals (b) 6,497 6,245 Less: Other 5 160 Total Segment Sales (excluding Performance Chemicals and Other) 28,509 20,094 SEGMENT ADJUSTED OPERATING EARNINGS Segment Pre-tax Operating Income (PTOI) (GAAP) (c) 6,356 3,373 Less: Performance Chemicals PTOI (b) 913 619 Less: Other/Pharma PTOI (391) 839 Less: Corporate Expenses (d) 572 479 Add: Significant Items (e) (444) 466 Segment Adjusted Operating Earnings (excluding Performance Chemicals and Other/Pharma) (f) (Non-GAAP) 4,818 1,902 (a) Segment sales includes transfers. (b) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals. (c) Segment PTOI is defined as income (loss) from continuing operations before income taxes excluding non-operating pension and other postretirement employee benefit costs, exchange gains (losses), corporate expenses and interest. (d) Represents total corporate expenses excluding significant items, an estimate of DuPont Performance Coatings residual costs and an estimate for an amount that would be allocated to Performance Chemicals. (e) Represents significant items included in Segment PTOI, excluding those related to Performance Chemicals and Other/Pharma. (f) Segment adjusted operating margin (non-GAAP) is based on total segment sales and segment adjusted operating earnings, excluding Performance Chemicals and Other/Pharma. 3

 Forward Looking Statements This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. ADDITIONAL INFORMATION AND WHERE TO FIND IT DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also 4

# # # 4/27/15 5 will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.